                                                                   Exhibit 10(l)
                             Convertible Debenture
                             ---------------------

No. 2                                                 $_______________________

               Just Like Home, Inc. at Peridot Enterprises, Inc.
                         311 Castle Shannon Boulevard
                             Pittsburgh, PA 15234

                               January XX, 2000

                    2-Year 13 Percent Convertible Debenture
                                    Due XXX

     JUST LIKE HOME, INC. a Florida corporation (the "Corporation"), for value received, promises to pay to XXX ("Holder"), or registered assigns, the sum of $XX on XXX, and to pay interest at the rate of 13 percent per annum quarterly on the first day of January, April, July and October of each year, computed from XXX (the "issue date"). Payment of principal, if applicable, and interest shall be made from the offices of the Corporation, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Corporation.

     This Debenture is one of a duly authorized issue of the Corporation's debentures in the aggregate amount of $XXX, dated as of XXX, all of like tenor and maturity, except variations necessary to express the date, number, principal amount and payee of each debenture.

     1.   Equal Rank.  All debentures of this issue rank equally and ratably
          ----------
          without priority over one another.

     2.   Conversion.  The Holder or Holders of the Debenture may at any time
          ----------
          prior to the maturity hereof (except that, if the Corporation has called this Debenture for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for such redemption) convert the principal amount hereof into the corporation's common stock at a price to be determined by Holder as either: (a) the stock price on the issue date, or (b) $.28 per share, or (c) the price at which the stock closed on any day in the 30 days preceding conversion. To convert this Debenture, the Holder or Holders hereof must surrender the same at the office of the Corporation together with a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed and with a written notice of conversion.

     3.   Adjustments to Conversion.  If the Corporation at any time pays to the
          -------------------------
          holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of this Debenture shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend.

          If the Corporation at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of the Debenture shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

          If the Corporation is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other Corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale or conveyance so that the Holder or Holders of this Debenture may receive, in lieu of the common stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale or conveyance with respect to the common stock.

     4.   Fractional Shares.  In lieu of issuing any fraction of a share upon
          -----------------
          the conversion of this Debenture, the Corporation shall pay to the Holder hereof for any fraction of a share otherwise issuable upon the conversion cash equal to the same fraction of the then current per share market price of the common stock.

     5.   Redemption.  The Corporation may at any time prepay in whole or in
          ----------
          part fifty percent of the principal amount, plus accrued interest to the date of prepayment of all outstanding debentures of this issue, upon 30 days' written notice by certified or registered mail to the registered owners of all outstanding debentures. Such notice shall be mailed to their addresses appearing on the Corporation's books.

     6.   Registered Owner.  The Corporation may treat the person or persons
          ----------------
          whose name or names appear on this Debenture as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Debenture and for all other purposes.

     7.   Release of Shareholders, Officers and Directors.  This Debenture is
          -----------------------------------------------
          the obligation of the corporation only, and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation either directly or through the Corporation by virtue of any statute for the enforcement of any assessment or otherwise. The Holder or Holders of this Debenture, by the acceptance hereof, and as part of the consideration for this Debenture, release all claims and waive all liabilities against the foregoing person in connection with this Debenture.

     8.   Default.  If any of the following events occur ("Event of Default"),
          -------
          the entire unpaid principal amount of, and accrued and unpaid interest on, this Debenture shall immediately be due and payable:

          The Corporation fails to pay any interest on this Debenture when it is due and payable, and the failure continues for a period of 30 days.

          The Corporation fails to pay the principal of this Debenture at its maturity.

     9.   Facsimile Execution. Facsimile execution of this Debenture shall be
          -------------------
          binding on the Parties and shall be deemed to same as an original for purposes of enforcement.

     IN WITNESS WHEREOF, the Corporation has signed and sealed this Debenture this XX day of XXX, 2000.


                                    Just Like Home, Inc.


                                    ________________________________
                                    Robert C. Lohr, President